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                        INVESTOR SUBSCRIPTION AGREEMENT

                                      FOR

                                EC POWER, INC.


Persons interested in purchasing shares ("Shares") of Common Stock of EC Power, Inc.(the "Company") must complete, execute, and deliver this Subscription Agreement (the "Agreement") along with their check made payable to EC Power, Inc. Escrow Account, ___________, Escrow Agent to:

EC Power, Inc.
236 West 27th Street
New York, New York 10001

If and when accepted by the Company, this Agreement shall constitute a subscription for shares of Units consisting of Common Stock, $.001 par value per share, and Common Stock Purchase Warrants, of the Company.

The Company reserves the right to reject in its entirety any subscription which is tendered or to allocate to any prospective purchaser a smaller number of Units than the prospective purchaser has subscribed to purchase. In such event, the Company will return to you at the address set forth in this Agreement your payment (or a pro rata portion of your payment, if such subscription is rejected only in part), without interest or deduction.

An accepted copy of this Agreement will be returned to you as your receipt, and a stock certificate will be issued to you shortly thereafter.

I/we hereby irrevocably tender this Agreement for the purchase of ________ Units $____ per Unit. With this Agreement, I/we tender payment in the amount of $________ ($___ per Unit) for the Units subscribed.

In connection with this investment in the Company, I/we represent and warrant as follows:

a. Prior to tendering payment for the Units, I/we received and reviewed the Company's prospectus dated ___________ 2001, and have relied on no other information or materials in reaching my/our investment decision.

b.       I am/we are bona fide resident(s) of


                         --------------------
                              (State)


                         --------------------               (Country)

Please register the Units which I am/we are purchasing as follows:

         Name:
               ----------------------------------------------------

As (check one):

               Individual               Tenants-in-Common
          ----                     ----

               Partnership              Joint Tenants
          ----                     ----

               Corporation              Trust
          ----                     ----

               Minor with adult custodian
               Under the Uniform Gift
               to Minors Act
          ----

For the person(s) who will be registered shareholder(s):


Name:                              Telephone:
     ----------------------------            -------------------------

Social Security or Taxpayer ID number:
                                        ------------------------------

Street Address:
               ------------------------------------------

---------------------------------------------------------
City                       State                 Zip

Date of Birth:
               ----------------------------


--------------------------------------------           -----------------
Signature                                              Date

ACCEPTED BY:   EC POWER, INC.


By:
     ----------------------------------                -----------------
                                                       Date:
Its:
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